
                           COLONIAL TAX-MANAGED GROWTH FUND
                                  FUND YIELD CALCULATION
                               (CALENDAR MONTH-END METHOD)
                          30-DAY BASE PERIOD ENDED 10/31/97


                                                  a-b    6
                                  FUND YIELD = 2 ----- +1   -1
                                                  c*d

                                                            CLASS A   CLASS B    CLASS C   CLASS E    CLASS F    CLASS G   CLASS H
          a = dividends and interest earned during
              the month ................................    $17,482   $38,284    $5,837      $368       $451     $1,352     $1,206

          b = expenses accrued during the month              21,253    70,324    10,741       482        860      1,764      2,243

          c = average dividend shares outstanding
              during the month .........................  1,335,316 2,942,833   449,102    28,079     34,566    103,231     92,649

          d = class  maximum offering price per share
              on the last day of the month .............     $12.77    $11.96    $11.96    $12.65     $11.97     $12.61     $11.96


                      YIELD ............................      -0.27%   -1.09%    -1.09%    -0.39%      -1.18%    -0.38%     -1.12%

                     YIELD  WITHOUT WAIVER........            -0.89%   -1.75%    -1.75%    -1.02%      -1.84%    -1.01%     -1.78%